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Mutual Savings Bank                                                                                                REVOCABLE PROXY

This proxy,  if executed,  will be voted FOR  adoption of the Plan of  Conversion  if no choice is made herein.  This proxy may be revoked at any time before it is exercised.

The undersigned hereby  acknowledges  receipt of a Notice of Special Meeting of Members of Mutual Savings Bank called for June __,
2004 and a Proxy Statement for the Special Meeting prior to the signing of this proxy.


                                                                                ----------------------------------------
                                                                                Signature                           Date


                                                                                ----------------------------------------
                                                                                Signature                           Date

                                                                                NOTE:  Please sign exactly as your name appears on
                                                                                this Proxy.  Only one signature is required in the
                                                                                case  of  a  joint  account.  When  signing  in  a
                                                                                representative capacity, please give title.


                                     PLEASE DETACH, MARK, SIGN, DATE AND PROMPTLY RETURN THIS
                                     PROXY CARD USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.
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                                                                                               Third Century Bancorp

                                                                                              80 East Jefferson Street
                                                                                               Franklin, Indiana 46131
                                                                                                    (317) ___-____

                                                                                         Stock Order and Certification Form

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Deadline:  The Subscription  Offering ends at 12:00 Noon, Franklin,  Indiana Time, on June __, 2004. Your original Stock Order and
Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at any Mutual Savings Bank branch office,  by the deadline,  or it will be considered  void. Faxes or copies of this form will not be accepted.

------------------------------------------------------------------- ----------------------------------------------------------------
(1) Number of Shares                         (2) Total Amount Due     (6) [ ]  Check here if you are a director, officer or employee
                          Price Per Share                                      of Mutual  Savings Bank or a member of such person's
  ____________________  X $10.00 =           $____________________             [immediate]  family [(same household)].
                                                                    ----------------------------------------------------------------
Minimum - 25 shares
Maximum - Generally 15,000 shares; however, see the Prospectus.       (7) [ ]  NASD Affiliation - see description on reverse side of
-------------------------------------------------------------------            this form.
Method of Payment                                                   ----------------------------------------------------------------
(3) [ ] Enclosed is a check, bank draft or money order payable to     (8)      Please review the preprinted  account  information
        Third Century Bancorp for $______________.                             listed below.  The accounts  printed below may not
                                                                               be all of your  qualifying  accounts  or even your
(4) [ ] I authorize you to make withdrawals from my Mutual Savings             accounts as of the  earliest of the three dates if
        Bank certificate or savings account(s) shown below, and                you have changed names on the accounts. You should
        understand that the amounts will not otherwise be available            list any other  accounts  that you may have or had
        for withdrawal:                                                        with Mutual Savings Bank in the box below. SEE THE
                                                                               STOCK  ORDER FORM  INSTRUCTIONS  SHEET FOR FURTHER
Account Number(s)                                  Amount(s)                   INFORMATION.  All subscription  orders are subject
                                                                               to the provisions of the Plan of Conversion.
------------------------------------------  ---------------------
                                                                      ------------------------------------------------------------
------------------------------------------  ---------------------

------------------------------------------  ---------------------

------------------------------------------  ---------------------

------------------------------------------  ---------------------

                        Total Withdrawal    ---------------------

There is NO penalty for early withdrawal.
-------------------------------------------------------------------
(5) Purchaser Information (check one)                                 ------------------------------------------------------------
a. [ ]  Eligible  Account  Holder  -  Check  here  if  you  were a     Additional Qualifying Accounts
depositor  with $50 or more on deposit with Mutual Savings Bank as
of  December  31,  2002.  Enter  information  in Section 8 for all     Account Title (Names on Accounts)            Account Number
deposit  accounts  that  you  had at  Mutual  Savings  Bank  as of     ------------------------------------------  -----------------
December 31, 2002.
                                                                       ------------------------------------------  -----------------
b. [ ]  Supplemental  Eligible  Account Holder - Check here if you
were a depositor  with $50 or more on deposit with Mutual  Savings     ------------------------------------------  -----------------
Bank as of March 31, 2004 but are not an Eligible  Account Holder.
Enter  information in Section 8 for all deposit  accounts that you     ------------------------------------------  -----------------
had at Mutual Savings Bank on March 31, 2004.
                                                                       ------------------------------------------  -----------------
c. [ ] Other Member - Check here if you were a Mutual Savings Bank
depositor as of May __, 2004, or borrower with loan(s) outstanding      Please Note: Failure to list all of your accounts may result
on ___ __,  20__,  but are not an  Eligible  Account  Holder  or a      in the  loss  of part or all of  your  subscription  rights.
Supplemental Eligible Account Holder. Enter information in Section      (additional space on back of form)
8 for all accounts that you had at Mutual  Savings Bank on ___ __,
20__.

------------------------------------------------------------------- ----------------------------------------------------------------

(9)  Stock Registration - Please Print Legibly and Fill Out Completely
     (Note:  The stock certificate and all correspondence related to this stock order will be mailed to the address provided below)

     [ ] Individual                 [ ] Uniform Transfer to Minors Act      [ ] Partnership
     [ ] Joint Tenants              [ ] Uniform Gift to Minors Act          [ ] Individual Retirement Account
     [ ] Tenants in Common          [ ] Corporation                         [ ] Fiduciary/Trust (Under Agreement Dated ____________)

--------------------------------------------------------------------  --------------------------------------------------------------

Name                                                                  Social Security or Tax I.D.
--------------------------------------------------------------------  --------------------------------------------------------------

Name                                                                  Social Security or Tax I.D.
--------------------------------------------------------------------  --------------------------------------------------------------
                                                                                 Daytime
Mailing Address                                                                  Telephone
-------------------------------------------------------------------------------  ---------------------------------------------------
                                              Zip                                Evening
City                          State           Code          County               Telephone
-------------------------------------------------------------------------------  ---------------------------------------------------

Acknowledgment  By signing  below, I acknowledge  receipt of the Prospectus  dated May __, 2004 and understand I may not change or revoke my order once it is received by Third Century Bancorp.  I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares.  Applicable regulations prohibit any persons from  transferring,  or entering into any  agreement  directly or  indirectly  to transfer,  the legal or beneficial  ownership of subscription rights or the underlying  securities to the account of another person.  Third Century Bancorp will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription  rights and will not honor orders known by it to involve such transfer.  Under  penalties of perjury,  I further  certify that: (1) the social security number or taxpayer identification  number given above is correct and (2) I am not subject to backup withholding.  You must cross out this item (2) in this  acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of  under-reporting  interest or dividends on your tax return.  By signing  below, I also  acknowledge  that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended.

Signature:  THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM.  This order is not valid if the Stock Order and
Certification Form are not both signed and properly completed.  Your order will be filled in accordance with the provisions of the
Plan of Conversion as described in the  Prospectus.  An additional  signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

--------------------------------------------------        --------------------------------------------------------------------------
Signature                               Date                 Office Use Only              Check #  ______________  _____________

--------------------------------------------------        Date Rec'd ______/_____         Ck. Amt. ______________  _____________
Signature                               Date
                                                          Batch # __________- Order #___________________   Category_____________
--------------------------------------------------        --------------------------------------------------------------------------

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MUTUAL SAVINGS BANK                                                                                             REVOCABLE PROXY


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF MUTUAL  SAVINGS BANK (THE "BANK") FOR USE AT A SPECIAL  MEETING OF MEMBERS TO
BE HELD ON JUNE __, 2004 AND ANY  ADJOURNMENT  OF THAT  MEETING,  FOR THE  PURPOSES SET FORTH IN THE  FOREGOING  NOTICE OF SPECIAL
MEETING. YOUR BOARD OF DIRECTORS AND MANAGEMENT URGE YOU TO VOTE FOR THE PLAN OF CONVERSION.

The undersigned  being a member of the Bank,  hereby  authorizes the Board of Directors of Mutual Savings Bank, or the majority of such directors, as proxies, with full powers of substitution, to represent the undersigned at the Special Meeting of Members to be held at the Bank's principal office, 80 East Jefferson Street, Franklin,  Indiana on June __, 2004 at ____ a.m., Indiana time, and at any  adjournment  of said  meeting,  to act with respect to all votes that the  undersigned  would be entitled to cast, if then personally  present,  as set forth below:

               (1) Approval of the Plan of  Conversion.  The adoption of the Plan of  Conversion  (the "Plan") to convert the Bank from an Indiana  mutual  savings bank to an Indiana  stock  savings  bank,  including  the  adoption of Articles of Stock  Charter
Conversion and By-Laws,  with the simultaneous  issuance of its common stock to Third Century Bancorp, an Indiana corporation (the
"Holding Company") and sale by the Holding Company of shares of its common stock.

                                                      FOR  [ ]      AGAINST [ ]

               (2) To vote, in its  discretion,  upon such other  business as may properly come before the Special  Meeting or any adjournment thereof. Management is not aware of any other such business that may come before the Special Meeting.

                                                      FOR  [ ]      AGAINST [ ]

This proxy,  if executed,  will be voted "FOR" adoption of the Plan of Conversion and for adjournment of the Special  Meeting,  if necessary,  if no choice is made  herein.  Please  date and sign this  proxy on the  reverse  side and  return it in the  enclosed envelope.
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                                                       Third Century Bancorp
------------------------------------------------------------------- ----------------------------------------------------------------
Item (7) continued - NASD Affiliation  (this section only             Item (8) continued; Purchaser Information
applies to those individuals who meet the delineated criteria)
                                                                       Account Title (Names on Accounts)           Account Number
Check the box if you are a member of the National  Association  of     ------------------------------------------  -----------------
Securities  Dealers,  Inc.  ("NASD"),  a person associated with an
NASD member,  a member of the immediate  family of any such person     ------------------------------------------  -----------------
to whose support such person contributes,  directly or indirectly,
or the  holder  of an  account  in which an NASD  member or person     ------------------------------------------  -----------------
associated  with an NASD  member  has a  beneficial  interest.  To
comply with  conditions  under which an exemption  from the NASD's     ------------------------------------------  -----------------
Interpretation  With Respect to  Free-Riding  and  Withholding  is
available,  you agree,  if you have  checked the NASD  affiliation     ------------------------------------------  -----------------
box:  (1) not to sell,  transfer  or  hypothecate  the stock for a
period of three  months  following  the issuance and (2) to report     ------------------------------------------  -----------------
this  subscription in writing to the applicable NASD member within
one day of the payment therefor.                                       ------------------------------------------  -----------------

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                                                        CERTIFICATION FORM

                           (This Certification Form Must Be Signed In Addition to the Stock Order Form)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK,  WITHOUT PAR VALUE, OF THIRD CENTURY BANCORP ARE NOT DEPOSITS OR AN ACCOUNT AND ARE
NOT FEDERALLY INSURED OR GUARANTEED BY MUTUAL SAVINGS BANK OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of Common Stock are federally  insured or guaranteed,  or are as safe as an insured  deposit,  I should call the Office of Thrift Supervision Southeast Regional Director, John Ryan at (404) 888-0771.

I further certify that,  before purchasing the Common Stock of Third Century Bancorp I received a copy of the Prospectus dated May
__, 2004 which  discloses the nature of the Common Stock being offered and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page __ of the Prospectus:

  1.   The Bank's Commercial Real Estate,  Commercial  Business,  Construction and Consumer Loans Expose It to Increased Credit
       Risk.

  2.   Changes in Interest Rates Could Adversely Affect Our Earnings.

  3.   The Future Price of Our Stock May Be Less than the Purchase Price in the Offering.

  4.   Competition in Our Primary Market Area May Limit Our Growth and Profitability.

  5.   We Intend to Remain Independent Which May Mean You Will Not Receive a Premium for Your Common Stock.

  6.   Our Stock Value May Suffer from Our Ability to Impede Potential Takeovers.

  7.   Expected Voting Control by Directors and Officers Could Impede Potential Takeovers.

  8.   The Implementation of Stock-based Employee Benefit Plans Will Increase Future Compensation Expense,  Reduce Earnings and
       Cause Dilution.

  9.   A Delay in Completing the Conversion Could Significantly Increase Our Costs.

  10.  A Determination by the Internal Revenue Service that Subscription Rights Are Taxable Could Increase Your Taxable Income.

  11.  A Downturn in the Indiana Economy May Adversely Affect Our Earnings.

  12.  We Operate in a Highly Regulated Environment and May Be Adversely Affected by Changes in Law and Regulations.


--------------------------------------------------        --------------------------------------------------
Signature                               Date              Signature                               Date

--------------------------------------------------        --------------------------------------------------



Signature                  Date                 Signature                  Date

(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT
OF 1933,  AS AMENDED.  THE SHARES OF COMMON  STOCK  BEING  OFFERED  ARE NOT  SAVINGS  ACCOUNTS OR DEPOSITS  AND ARE NOT INSURED OR
GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

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